EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report on Form 10-K of St. Jude Medical, Inc. of our report dated January 27, 2003, included in the 2002 Annual Report to Shareholders of St. Jude Medical, Inc.

Our audits also included the financial statement schedule of St. Jude Medical, Inc. listed in Item 15(a) of this Annual Report on Form 10-K. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement No. 33-9262, Registration Statement No. 33-41459, Registration Statement No. 33-48502, Registration Statement No. 33-54435, Registration Statement No. 333-42945, Registration Statement No. 333-42658, Registration Statement No. 333-42668 and Registration Statement No. 333-96697 on Form S-8 of our report dated January 27, 2003, with respect to the consolidated financial statements incorporated herein by reference, and our report in the preceding paragraph with respect to the financial statement schedule included in this Annual Report on Form 10-K of St. Jude Medical, Inc.

                                            /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
March 19, 2003